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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Coca-Cola Enterprises Inc. for the registration of $2,500,000,000 of Senior Debt Securities, Debt Warrants and Currency Warrants of our report dated June 21, 1996, with respect to the combined financial statements of SA Beverage Sales Holding NV and subsidiaries, Coca-Cola Beverages SA and subsidiaries, and Coca-Cola Production SA for the three-year period ended December 31, 1995 included in Coca-Cola Enterprises Inc.'s report on Form 8-K, as amended, dated July 26, 1996, filed with the Securities and Exchange Commission.

                              /s/ ERNST & YOUNG REVISEURS D'ENTREPRISES SCC
                              --------------------------------------------------

Brussels, Belgium
December 17, 1996